UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2014

RELM Wireless Corporation
(Exact Name of Registrant Specified in Charter)

Nevada
(State or other jurisdiction of incorporation)

001-32644 (Commission File Number)	59-34862971 (I.R.S. Employer Identification No.)

7100 Technology Drive, West Melbourne, FL (Address of principal executive offices)	32904 (Zip Code)

Registrant’s telephone number, including area code (321) 984-1414

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 21, 2014, RELM Wireless Corporation (the “Registrant”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Registrant’s stockholders: (i) elected George N. Benjamin, III, Donald F.U. Goebert, James R. Henderson, Ryan Levenson, Timothy W. O’Neil, Randolph K. Piechocki, Benjamin Rosenzweig and David P. Storey to serve as directors of the Registrant until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, (ii) ratified the appointment of BDO USA, LLP as the Registrant’s independent registered public accounting firm for fiscal year 2014 and (iii) approved the compensation of the Registrant’s named executive officers.

The voting results for each proposal were as follows:

1.           Election of Directors

	For	Withheld	Broker Non-Votes
George N. Benjamin, III	6,659,166	1,098,626	66,671
Donald F.U. Goebert	6,384,197	1,373,595	66,671
James R. Henderson	7,293,158	464,634	66,671
Ryan Levenson	7,293,858	463,934	66,671
Timothy W. O’Neil	7,663,104	94,688	66,671
Randolph K. Piechocki	7,614,341	143,451	66,671
Benjamin Rosenzweig	7,289,358	468,434	66,671
David P. Storey	7,671,569	86,223	66,671

2.           Ratification of Appointment of BDO USA, LLP

For	Against	Abstain
7,795,583	5,839	23,041

3.           Advisory vote to approve executive compensation

For	Against	Abstain	Broker Non-Votes
7,589,834	134,290	33,668	66,671

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION

Date: May 22, 2014	By:	/s/ William P. Kelly
William P. Kelly, Executive Vice President and Chief Financial Officer